UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2025, VisionWave Holdings, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”), pursuant to the Standby Equity Purchase Agreement, dated as of July 25, 2025 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “SEPA”), between the Company and the Investor.

Pursuant to the Letter Agreement, the Investor advanced the second tranche of the Pre-Paid Advance in a principal amount of $2,000,000 (the “Second Pre-Paid Advance”) on September 11, 2025, in connection with the issuance by the Company of a convertible promissory note in the principal amount of $2,000,000 (the “Second Note”). The Investor waived the condition precedent set forth in the SEPA relating to the effectiveness of a registration statement for the Second Pre-Paid Advance. The purchase price for the Second Note is $1,880,000 (94% of the principal amount, reflecting a 6% discount).

In addition, pursuant to the Letter Agreement, the Investor agreed to fund an additional $2,000,000 in principal amount (the “Additional Advance”) under the terms of a new convertible promissory note in the principal amount of $2,000,000 (the “New Note” and, together with the Second Note, the “Additional Notes”) upon the effectiveness of the registration statement filed by the Company on August 29, 2025, in connection with the SEPA (the “Registration Statement”). The purchase price for the New Note will be $1,880,000 (94% of the principal amount, reflecting a 6% discount). The Company acknowledged in the Letter Agreement that it is not required to modify, amend, or supplement the existing Registration Statement to include any shares underlying the New Note, and, other than as may be set forth in the New Note, the Company is not obligated to file a new registration statement relating to such shares.

Terms of the Second Note

The Second Note has a maturity date of September 11, 2026 (as may be extended at the option of the Investor). Interest accrues on the outstanding principal balance at an annual rate of 6%, which increases to 18% upon the occurrence of an event of default (for so long as such event remains uncured). Interest is calculated based on a 365-day year and the actual number of days elapsed.

If an Amortization Event occurs (defined as a Floor Price Event, Exchange Cap Event, or Registration Event, as set forth in the Second Note), the Company must make monthly cash payments beginning on the 10th trading day after the Amortization Event Date and continuing on the same day of each successive calendar month until the entire outstanding principal amount is repaid. Each monthly payment equals the sum of (i) $750,000 of principal (or the outstanding principal if less), (ii) a 7% payment premium on such principal amount, and (iii) accrued and unpaid interest. The obligation to make such payments ceases if the Amortization Event is cured.

The Company may, at its option, redeem early a portion or all amounts outstanding under the Second Note by providing written notice to the Investor, provided the VWAP of the common stock was less than the fixed conversion price on the notice date (unless otherwise agreed). The redemption amount includes the principal being redeemed, a 5% redemption premium, and accrued interest. The Investor has 10 trading days to elect to convert any portion of the Second Note before redemption.

The Second Note is convertible at any time into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the lower of (i) $10.00 per share (the “Fixed Price”) or (ii) 93% of the lowest daily VWAP during the 5 consecutive trading days immediately preceding the conversion date (the “Variable Price”), but not lower than the floor price of $1.00 per share (adjustable downwards to 20% of the average VWAP for the five trading days prior to the earlier of the Registration Statement effectiveness or the six-month anniversary of the SEPA date, or further reduced by the Company). The Fixed Price resets downwards on the 30-day anniversary of a merger transaction to the average VWAP for the five trading days prior. Conversions are subject to a 4.99% beneficial ownership limitation and the Exchange Cap (19.99% of outstanding shares without stockholder approval).

The Second Note includes customary events of default, representations, warranties, covenants, and indemnification provisions. Upon an event of default, the Investor may accelerate the note or convert at the conversion price. The Company may not engage in variable rate transactions while the Second Note is outstanding, subject to exceptions.

Terms of the New Note

The New Note will have a maturity date of 12 months from its issuance date (as may be extended at the option of the Investor). Interest will accrue on the outstanding principal balance at an annual rate of 12%, which increases to 18% upon the occurrence of an event of default (for so long as such event remains uncured). Interest is calculated based on a 365-day year and the actual number of days elapsed.

Beginning on the three-month anniversary of the issuance date and continuing monthly, the Company must repay $200,000 of principal (or the outstanding principal if less), plus a 7% payment premium and accrued interest (the “Installment Amount”). The Company may pay the Installment Amount in cash or by submitting Advance Notices under the SEPA (with proceeds offsetting the Installment Amount). Any Advance Notice while the New Note is outstanding is treated as repayment first.

The Company may, at its option, redeem early a portion or all amounts outstanding under the New Note by providing written notice to the Investor, provided the VWAP of the Common Stock was less than the conversion price on the notice date (unless otherwise agreed). The redemption amount includes the principal being redeemed, a 5% redemption premium, and accrued interest. The Investor has 10 trading days to elect to convert any portion of the New Note before redemption.

The New Note is convertible at any time into shares of Common Stock at $12.00 per share, subject to adjustments for stock splits, combinations, reclassifications, and dilutive issuances below the conversion price (with certain exclusions). Conversions are subject to a 4.99% beneficial ownership limitation.

The New Note includes customary events of default, representations, warranties, covenants, and indemnification provisions. Upon an event of default, the Investor may accelerate the note or convert at the conversion price. The Company may not engage in variable rate transactions while the New Note is outstanding, subject to exceptions.

Additional Covenants in the Letter Agreement

Pursuant to the Letter Agreement, the Company granted the Investor a right of first refusal for 12 months following September 11, 2025, with respect to any financing transaction involving the issuance or sale of securities (including debt, equity, equity-linked securities, notes, or debentures, but excluding ATM offerings at prevailing market prices). The Company must provide written notice of any such proposed transaction, and the Investor has 10 business days to elect to participate. If the Investor declines, the Company may proceed with a third party on terms no more beneficial than those offered to the Investor, within 60 days.

The foregoing descriptions of the Letter Agreement, the Second Note, and the New Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Second Note was, and the New Note will be, issued to the Investor in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof. The Company has relied on this exemption from registration based in part on representations made by the Investor in the Letter Agreement. The shares of Common Stock issuable upon conversion of the Additional Notes will be issued in reliance upon an available exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated September 11, 2025, between VisionWave Holdings, Inc. and YA II PN, Ltd.

10.2	Convertible Promissory Note, dated September 11, 2025, issued by VisionWave Holdings, Inc. to YA II PN, Ltd.

10.3	Form of Convertible Promissory Note to be issued by VisionWave Holdings, Inc. to YA II PN, Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2025

VisionWave Holdings, Inc.

By:	/s/ Noam Kenig
Name:	Noam Kenig
Title:	Chief Executive Officer